AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 1997

                                                       REGISTRATION NO. ________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------


                                CARNEGIE BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   NEW JERSEY
        --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                                   22-3257100
                      ------------------------------------
                      (I.R.S. Employer Identification No.)


 619 ALEXANDER ROAD, PRINCETON, NEW JERSEY                   07030
------------------------------------------               ------------
  (Address of principal executive offices)                (Zip code)


                             1997 STOCK OPTION PLAN
                            ------------------------
                            (Full title of the plan)


                               THOMAS L. GRAY, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               619 ALEXANDER ROAD
                               PRINCETON, NJ 07030
                     ---------------------------------------
                     (Name and address of agent for service)


                                (609) 520-0601
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                      Proposed       Proposed
                                       maximum        maximum
      Title              Amount        offering      aggregate       Amount of
 of securities           to be         price per      offering      registration
to be registered       registered      share(2)        price            fee
--------------------------------------------------------------------------------
Common Stock,           274,000(1)     $16.88       $4,625,120        $1,402
 no par value
 par value
--------------------------------------------------------------------------------
(1) Maximum number of shares authorized for issuance pursuant to the exercise of options under Registrant's 1997 Stock Option Plan. This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in such Plan.

(2) Estimated solely for the purpose of determining the registration fee, and based on the average of the high and low prices of the Common Stock, as quoted on the NASDAQ National Market on June 16, 1997.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c) the Registrant's Current Reports on Form 8-K filed on April 16, 1997, May 5, 1997 and June 6, 1997

     (d)  the Registrant's Registration Statement on Form 8-A dated July 21,
          1994.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


                                      II-1


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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the Registrant's Certificate of Incorporation requires the Registrant to indemnify its officers, directors, employees and agents, and any other persons serving at the request of the Registrant as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act (the "Act").

     Section 14A:3-5 of the Act gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a director, officer, employee or agent (a "corporate agent") against expenses and liabilities incurred in connection with certain proceedings, involving the corporate agent by reason of his being or having been such a corporate agent, provided that with regard to a proceeding other than one by or in the right of the corporation, the corporate agent must have acted in good faith and in the manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. The indemnification provided by the Act does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings shall be allowed if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.


                                      II-2

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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed with this Registration Statement:

             Exhibit Number          Description of Exhibit
             --------------          ----------------------
                  4                  1997 Stock Option Plan

                  5                  Opinion of McCarter & English

                  23(a)              Consent of McCarter & English (included in
                                       the opinion filed as Exhibit 5 hereto)

                  23(b)              Consent of Coopers & Lybrand

                  24                 Power of Attorney

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however,

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to

                                      II-3


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Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and,
where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on June 12, 1997.


                                     CARNEGIE BANCORP

                                     By: /s/ THOMAS L. GRAY
                                         --------------------------------------
                                         Thomas L. Gray, President
                                         (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Name                         Title                             Date
     ----                         -----                             ----
/s/ THOMAS L. GRAY, JR.      President, Chief                  June 12, 1997
-------------------------     Executive Officer and
Thomas L. Gray, Jr.           Director


/s/ RICHARD P. ROSA          Executive Vice President          June 12, 1997
-------------------------     (Principal Financial Officer
Richard P. Rosa               and Principal Accounting
                              Officer)


/s/ BRUCE A. MAHON           Director and Chairman             June 12, 1997
-------------------------     of the Board
Bruce A. Mahon


/s/ MICHAEL A. GOLDEN         Director                         June 12, 1997
-------------------------
Michael E. Golden


/s/ THEODORE H. DOLCI, JR.    Director                         June 12, 1997
-------------------------
Theodore H. Dolci, Jr.


/s/ JAMES E. QUACKENBUSH      Director                         June 12, 1997
-------------------------
James E. Quackenbush


/s/ STEVEN L. SHAPIRO         Director                         June 12, 1997
-------------------------
Steven L. Shapiro


/s/ SHELLY M. ZEIGER          Director                         June 12, 1997
-------------------------
Shelley M. Zeiger


/s/ MARK A. WOLTERS           Director                         June 12, 1997
-------------------------
Mark A. Wolters



                                      II-5

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               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8

                                       OF

                                CARNEGIE BANCORP

Exhibit No.     Name of Document                              Page
----------      ----------------                              ----

     4         1997 Stock Option Plan

     5         Opinion of McCarter & English

    23(a)      Consent of McCarter & English (included
                 in the opinion filed as Exhibit 5 hereto)

    23(b)      Consent of Coopers & Lybrand

    24         Power of Attorney